EXHIBIT 24
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints William E. Chiles, Perry L. Elders and Randall A. Stafford, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him and in his name, place and stead in his capacity as a director or officer or both, as the case may be, of the registrant, to sign a registration statement on Form S-4 for the registration of 7 1/2 % Senior Notes due 2017 of Bristow Group Inc. and any and all amendments (including post-effective amendments) to such registration statement and all documents or instruments necessary or appropriate to enable the registrant to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney has been signed by the following persons in the capacities indicated on November 21, 2007.

Signature	Title

/s/ William E. Chiles William E. Chiles	Director, President and Chief Executive Officer

/s/ Thomas N. Amonett Thomas N. Amonett	Director

/s/ Charles F. Bolden, Jr. Charles F. Bolden, Jr.	Director

/s/ Peter N. Buckley Peter N. Buckley	Director

/s/ Stephen J. Cannon Stephen J. Cannon	Director

/s/ Jonathan H. Cartwright Jonathan H. Cartwright	Director

/s/ Michael A. Flick Michael A. Flick	Director

/s/ Thomas C. Knudson Thomas C. Knudson	Director

/s/ Ken C. Tamblyn Ken C. Tamblyn	Director